UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     March 31, 2006

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:          (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

The J. Jill Group, Inc. Second Amended and Restated 1998 Employee Stock Purchase Plan was terminated, effective March 31, 2006, by action by the Board of Directors of The J. Jill Group, Inc. (the “Company”) in accordance with the terms of the Agreement and Plan of Merger, dated as of February 5, 2006, by and among the Company, The Talbots, Inc. and Jack Merger Sub, Inc. (the “Merger Agreement”).

Item 8.01               Other Events.

The Company announced that the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, relating to the pending acquisition of the Company by The Talbots, Inc. pursuant to the Merger Agreement, expired on April 3, 2006.  The Special Meeting of Stockholders of the Company to consider and vote on the adoption of the Merger Agreement and the approval of the merger contemplated thereby is scheduled for May 1, 2006, and the closing of the transaction is expected to occur in early May 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: April 5, 2006	By:	/s/ Olga L. Conley
Olga L. Conley
Executive Vice President/Chief
Financial Officer and Chief Administrative Officer
(Principal Financial Officer)